SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement        [ ] Confidential, for use of the
                                            Commission Only (as permitted by
                                            Rule 14a6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                            Ridgewood Financial, Inc.
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
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          (2)  Aggregate number of securities to which transaction applies:
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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4)  Proposed maximum aggregate value of transaction:
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          (5)  Total fee paid:
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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
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          (2)  Form, Schedule or Registration Statement No.:
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          (3)  Filing Party:
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          (4)  Date Filed:
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



FOR IMMEDIATE RELEASE
---------------------


         RIDGEWOOD FINANCIAL, INC. RECEIVES ADDITIONAL MERGER PROPOSAL
         -------------------------------------------------------------


         Ridgewood, NJ, Sept. 22 -- Susan E. Naruk, President and CEO of Ridgewood Financial, Inc., (Nasdaq: RSBI), (the "Company"), the holding company for Ridgewood Savings Bank of New Jersey, confirmed today that the Company has received a non-binding proposal from Boiling Springs Bancorp, headquartered in Rutherford, New Jersey, to exchange each share of Ridgewood Financial common stock held by the minority shareholders of the Company for $18.00 in cash. The Company and its advisors are in the process of reviewing the proposal.

         Previously, on August 28, 2000, Ridgewood Financial, Inc. had entered into a merger agreement, subject to stockholder and bank regulatory approval, with Provident Savings Bank, headquartered in Jersey City, New Jersey.

         Ridgewood will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC'S website, http://www.sec.gov. In addition, documents filed with the SEC by Ridgewood will be available free of charge from Ridgewood, Attn: Corporate Secretary, 55 North Broad Street, Ridgewood, New Jersey 07450, telephone 201-445- 4000. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Ridgewood and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Ridgewood stockholders to approve the merger. Ridgewood's board of directors is composed of Susan E. Naruk, Nelson Fiordalisi, Michael Azzara, Jerome Goodman, Bernard J. Hoogland, John Kandravy, Robert S. Monteith, John J. Repetto, and Paul W. Thornwall. Collectively, the directors and executive officers at Ridgewood may be deemed to beneficially own approximately 5.4% of Ridgewood's common stock. This ownership information is as of December 31, 1999.


FOR FURTHER INFORMATION CONTACT:
--------------------------------
Susan E. Naruk, President and CEO
Nelson Fiordalisi, EVP and COO
Ridgewood Financial, Inc.